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                                EXHIBIT 2-2


                       REGISTRATION RIGHTS AGREEMENT

     Registration Rights Agreement, dated as of March 17, 1995
(this "Agreement"), among FRONTIER CORPORATION, a New York corporation (the "Company") and Steven C. Simon and James J.
Weinert (each a "Shareowner").

                           W I T N E S S E T H :

     WHEREAS, pursuant to an agreement (the "Acquisition Agreement") dated as of November 29, 1994 among the Company, American Sharecom, Inc., a Minnesota corporation ("ASI"), Steven
C. Simon and James J. Weinert, all shares of common stock, par value $.01 per share, of ASI shall, at the Closing Date (as defined in the Acquisition Agreement), be transferred to the Company (the "Transaction") in exchange for an aggregate of 8,710,000 shares (the "Shares") of common stock, par value $1.00 per share, of the Company ("Common Stock"); and

     WHEREAS, it is a condition to the obligations of the Company and the Shareowners to consummate the Transaction that this Agreement be executed and delivered by the parties hereto.

     NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

Section 1. Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:

     (a) "Business Day" shall mean any day that is not a Saturday, a Sunday, a bank holiday or any other day on which commercial banking institutions in New York, New York are not generally open for business.

     (b)  "Holder" shall mean any Shareowner that owns of record
Registrable Securities.

     (c) "Person" shall mean an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture or other entity of whatever nature.
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     (d)  "Registrable Securities" shall mean the Shares and any shares of Common Stock which may be issued or distributed in respect thereof by way of stock dividend or stock split or other distribution, recapitalization or reclassification. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (iii) they shall have been otherwise transferred (except transfers to another Shareowner or to a Shareowner's estate in accordance with Section 7(i)), new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any state securities or blue sky law then in force, or (iv) they shall have ceased to be outstanding.

     (e) "Registration Expenses" shall mean any and all expenses incident to performance of or compliance with this Agreement, including, without limitation, (i) all SEC and stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses of complying with securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on the New York Stock Exchange, or on any other securities exchange or on the NASDAQ National Market System pursuant to clause (vii) of Section 4, or (v) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance and the reasonable fees of any special experts retained in connection with the requested registration.

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     (f)  "SEC" shall mean the Securities and Exchange Commission or its successor.

     (g) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any similar federal statute.

Section 2.  Incidental Registrations.

     (a) Right to Include Registrable Securities. If, at any time commencing on the second anniversary of the Closing Date, the Company proposes to register Common Stock under the Securities Act in connection with the public offering of Common Stock for its own account solely for cash (other than a registration on Form S-4 or S-8, or any successor or other forms promulgated for similar purposes), in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act, it will, at each such time, give prompt written notice to each Holder of its intention to do so and of the Holder's rights under this Section 2, provided that if any Holder shall beneficially own less than 3% of the outstanding Common Stock (calculated in accordance with the provisions of Rule 13d-3 (or any successor provision) under the Securities Exchange Act of 1934, as amended ("Rule 13d-3")), such Holder shall have the right to receive the foregoing notice from the Company and to have his Registrable Securities registered in accordance with the provisions of this Section 2 prior to the second anniversary of the Closing Date; provided, however, that no such notice shall be required to be given by the Company and no Holder shall have any rights under this Section 2 unless, at the time the Company proposes to register such Common Stock, all Holders beneficially own, in the aggregate, less than 5% of the Common Stock then outstanding (calculated in accordance with the provisions of Rule 13d-3). Upon the written request of any Holder received by the Company within 15 days after the delivery of any such notice by the Company (which request shall specify the Registrable Securities intended to be disposed of by such
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Holder), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holders, subject to Section 2(c) and Section 7, to the extent required to permit the disposition of the Registrable Securities so to be registered; provided, that (i) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to proceed with the proposed registration of the securities to be sold by it, the Company may, at its election, give written notice of such determination to the Holders and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration, and (ii) if such registration involves an underwritten offering, each Holder requesting to be included in the Company's registration must sell its Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company or other selling holders, with such differences, including any with respect to indemnification and liability insurance, as may be customary or appropriate for such underwriters in combined primary and secondary offerings.

     (b) Expenses. In connection with any registration pursuant to this Section 2, each Holder will pay (i) a pro rata portion of the aggregate Registration Expenses (based on the number of such Holder's Registrable Securities included in a registration statement at the time the registration statement is filed with the SEC relative to the total number of securities covered by such registration statement at such time), (ii) a pro rata portion (based on the number of such Holder's Registrable Securities included in a registration statement at the time the registration statement is filed with the SEC relative to the total number of securities covered by such registration statement at such time) of the aggregate fees and disbursements of underwriters customarily paid by the issuers or sellers of securities, including liability insurance if the Company so desires or if the underwriters so require, and the reasonable fees and expenses of any special experts retained in connection with the requested registration, (iii) the fees and disbursements
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of counsel to such Holder and (iv) all underwriting discounts and commissions and transfer taxes, if any, applicable to shares of Registrable Securities to be sold on behalf of such Holder.

     (c) Priority in Incidental Registrations. If a registration pursuant to this Section 2 involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, so as to be likely to have an adverse effect on such offering as contemplated by the Company (including the price at which the Company or other holders of Securities propose to sell such securities), then the Company will include in such registration (i) first, 100% of the securities the Company or such other holders propose to sell and (ii) second, the number of Registrable Securities requested to be included in such registration by the Holders (in proportion (as nearly as practicable) to the number of such Registrable Securities each Holder requested to be registered pursuant to Section 2(a)) which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above.

Section 3.  Registration on Request.

     (a) Request by a Holder. (I) If, at any time commencing on the second anniversary of the Closing Date, the Company shall receive a written request from a Holder that the Company effect the registration under the Securities Act of all or part of such Holder's Registrable Securities (constituting in the aggregate at least 1,500,000 shares (such number of shares to be adjusted to reflect any stock split, stock dividend, or other combination or reclassification of the Company's capital stock after the date hereof)) and specifying the intended method of disposition thereof, then the Company will, within 10 days after the receipt thereof, give written notice to all other Holders of the receipt of such request and each such Holder, in lieu of exercising his rights under Section 2(a), may elect (by written notice received by the Company within 10 days from the date the Company provided the aforementioned notice to such Holder) to have his Registrable Securities included in such registration pursuant to this Section
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3(a)(I), provided that if any Holder shall beneficially own less than 3% of the outstanding Common Stock (calculated in accordance with the provisions of Rule 13d-3), such Holder shall have the right to request that the Company effect a registration pursuant to this Section 3(a)(I) prior to the second anniversary of the Closing Date; provided, however, that no Holder shall have the right to request that the Company effect a registration pursuant to this Section 3(a)(I) unless, at the time such request is received by the Company, (i) such Holder holds at least 25% of the Registrable Securities then outstanding and (ii) all Holders beneficially own, in the aggregate, less than 5% of the Common Stock then outstanding (calculated in accordance with the provisions of Rule 13d-3). Thereupon the Company will, as soon as is practicable, use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holders, provided that (i) each Holder shall have the right to request the Company to register such Registrable Securities pursuant to this Section 3(a)(I) on only one occasion and (ii) the Company's obligations under this Section 3(a)(I) shall be subject to the limitations set forth in Section 7, and provided further that the Company (i) shall not be obligated to cause any special audit to be undertaken in connection with any such registration, (ii) at its sole discretion may offer a right to participate in such registration statement to other holders of the Company's securities, and may itself participate in such registration, (iii) shall be entitled to postpone for a reasonable period of time, but not in excess of 90 days, the filing of any registration statement otherwise required to be prepared pursuant to this Section 3(a)(I) if the Company is, at such time, conducting or about to conduct an underwritten public offering of equity securities (or securities convertible into equity securities) and is advised in writing by its managing underwriter that such offering would in its opinion be adversely affected by the registration so requested and (iv) shall be entitled to postpone such requested registration for up to 120 days if the Company determines, in view of the advisability of deferring public disclosure of material corporate developments or other information, that such registration and the disclosure required to be made pursuant thereto would not be in the best
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interests of the Company at such time.

     (II) If, at any time after five months after the Closing Date, the Company shall receive a written request from a Holder that the Company effect the registration under the Securities Act of all or part of such Holder's Registrable Securities (constituting in the aggregate at least 435,500 and no more than 871,000 shares (such number of shares to be adjusted to reflect any stock split, stock dividend, or other combination or reclassification of the Company's capital stock after the date hereof)) and specifying the intended method of disposition thereof (which disposition shall be completed within 90 days after the commencement thereof), then the Company will, within 10 days after the receipt thereof, give written notice to all other Holders of the receipt of such request. Thereupon the Company will, as soon as is practicable, use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holders, provided that (i) each Holder shall have the right to request the Company to register such Registrable Securities pursuant to this Section 3(a)(II) on only one occasion and (ii) the Company's obligations under this Section 3(a)(II) shall be subject to the limitations set forth in Section 7, and provided further that the Company (i) shall not be obligated to cause any special audit to be undertaken in connection with any such registration, (ii) at its sole discretion may offer a right to participate in such registration statement to other holders of the Company's securities, and may itself participate in such registration, (iii) shall be entitled to postpone for a reasonable period of time, but not in excess of 90 days, the filing of any registration statement otherwise required to be prepared pursuant to this Section 3(a)(II) if the Company is, at such time, conducting or about to conduct an underwritten public offering of equity securities (or securities convertible into equity securities) and is advised in writing by its managing underwriter that such offering would in its opinion be adversely affected by the registration so requested and (iv) shall be entitled to postpone such requested registration for up to 120 days if the Company determines, in view of the advisability of deferring public disclosure of material corporate developments or
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other information, that such registration and the disclosure required to be made pursuant thereto would not be in the best interests of the Company at such time.

     (b) Registration Statement Form. If any registration requested pursuant to this Section 3 which is proposed by the Company to be effected by the filing of a registration statement on Form S-3 (or any successor or similar short-form registration statement) shall be in connection with an underwritten public offering, and if the managing underwriter shall advise the Company in writing that, in its opinion, the use of another form of registration statement is of material importance to the success of such proposed offering, then such registration shall be effected on such other form.

     (c) Expenses. In connection with any registration pursuant to Section 3(a)(I), each Holder will pay (i) a pro rata portion of the aggregate Registration Expenses (based on the number of such Holder's Registrable Securities included in a registration statement at the time the registration statement is filed with the SEC relative to the total number of securities covered by such registration statement at such time), (ii) a pro rata portion (based on the number of such Holder's Registrable Securities included in a registration statement at the time the registration statement is filed with the SEC relative to the total number of securities covered by such registration statement at such time) of the aggregate fees and disbursements of underwriters customarily paid by the issuers or sellers of securities, including liability insurance if the Company so desires or if the underwriters so require, and the reasonable fees and expenses of any special experts retained in connection with the requested registration, (iii) the fees and disbursements of counsel to such Holder and (iv) all underwriting discounts and commissions and transfer taxes, if any, applicable to shares of Registrable Securities to be sold on behalf of such Holder. In connection with any registration pursuant to Section 3(a)(II), the Company will pay all of the Registration Expenses, and each Holder shall pay (i) the fees and disbursements of counsel to such Holder, (ii) a pro rata portion (based on the number of such Holder's Registrable Securities included in a registration
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statement at the time the registration statement is filed with the SEC relative to the total number of securities covered by such registration statement at such time) of the aggregate fees and disbursements of underwriters customarily paid by the issuers or sellers of securities, including liability insurance if the Company so desires or if the underwriters so require, and the reasonable fees and expenses of any special experts retained in connection with the requested registration and (iii) all underwriting discounts and commissions and transfer taxes, if any, applicable to shares of Registrable Securities to be sold on behalf of such Holder.

     (d) Effective Registration Statement. A registration requested pursuant to this Section 3 will not be deemed to have been effected unless it has become effective, provided that, if within 180 days after it has become effective the offering of Registrable Securities pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, such registration will be deemed not to have been effected.

     (e) Selection of Underwriters. If a requested registration pursuant to this Section 3 involves an underwritten offering, the parties hereto shall agree on the choice of investment banker or bankers and managers to administer the offering.

     (f) Priority in Requested Registrations. If a requested registration pursuant to this Section 3 involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of securities requested to be included in such registration (including securities of the Company which are not Registrable Securities) exceeds the number which can be sold in such offering, the Company will include in such registration (i) first, the number of Registrable Securities requested to be included in such registration by the Holders (in proportion (as nearly as practicable) to the number of such Registrable Securities each Holder requested to be registered pursuant to Section 3(a)) and (ii) second, other securities, allocated in such manner as the Company may determine. In the event that the number of Registrable Securities requested to be
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included in such registration is less than the number which, in the opinion of the managing underwriter, can be sold, the Company may include in such registration the securities that the Company or other holders of securities propose to sell up to the number of securities that, in the opinion of the managing underwriter, can be sold and would not be likely to have an adverse effect on the offering of the Registrable Securities.

Section 4. Registration Procedures. If and whenever the Company is required to use its best efforts to effect or cause the registration of any Registrable Securities under the Securities
Act as provided in this Agreement, the Company will, as expeditiously as reasonably possible:

          (i) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 90 days, provided, however, that the Company may discontinue any registration of its securities which is being effected pursuant to Section 2 at any time prior to the effective date of the registration statement relating thereto;

          (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

          (iii) furnish to each Holder of Registrable Securities covered by a registration statement (each, a "Seller") such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), and such other documents as such Seller may reasonably request in order to facilitate the disposition of the Registrable Securities by such Seller
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     but only while the Company shall be required under the
     provisions hereof to cause the registration statement to remain current;

          (iv) use its best efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the Sellers shall reasonably request, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this clause (iv), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

          (v) notify each Seller, at any time when a prospectus relating to the registration statement is required to be delivered under the Securities Act within the appropriate period referred to in clause (i) of Section 4, of the Company's becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any Seller, prepare and furnish to each Seller a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

          (vi) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable (but not more than eighteen months) after the effective date of the registration statement, an earnings
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     the Securities Act and the rules and regulations promulgated thereunder;

          (vii) use its best efforts to list or admit for trading such Registrable Securities on the New York Stock Exchange and any other securities exchange on which the Common Stock is then listed, or, if the Common Stock is not then listed on a securities exchange, on the National Association of Securities Dealers, Inc. National Market System ("NASDAQ NMS"), if such Registrable Securities are not already so listed or admitted for trading and if such listing or admission is then permitted under the rules of such exchange or the NASDAQ NMS;

          (viii) in the event of any underwritten public offering, enter into an underwriting agreement with a managing underwriter or underwriters selected by the Company containing representations, warranties, indemnities and agreements then customarily included by an issuer in underwriting agreements with respect to secondary distributions, provided that each Seller participating in such underwriting shall also enter into such agreement;

          (ix) obtain a "cold comfort" letter or letters from the Company's independent public accountants in customary form and covering matters of the type customarily covered by "cold comfort" letters as the Sellers shall reasonably request (provided that Registrable Securities constitute at least 50% of the securities covered by such registration statement, unless such a "cold comfort" letter or letters are provided to the Company or other selling holders in connection with such registration);

          (x) make available for inspection by the Sellers, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such Seller or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers,
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     directors and employees to supply all information reasonably requested by any Seller, underwriter, attorney, accountant or agent in connection with such registration statement; and

          (xi) obtain for delivery to the underwriter or agent an opinion or opinions from counsel for the Company in customary form and in form and scope reasonably satisfactory to such underwriter or agent and their counsel.

     The Company may require each Seller to furnish the Company with such information regarding such Seller and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request in writing.

     Each Seller agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in clause (v) of this Section 4, such Seller will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Seller's receipt of the copies of the supplemented or amended prospectus contemplated by clause (v) of this Section 4, and, if so directed by the Company, each Seller will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Seller's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in clause (i) of this
Section 4 shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to clause (v) of this Section 4 and to and including the date when each Seller shall have received the copies of the supplemented or amended prospectus contemplated by clause (v) of this Section 4.

Section 5.  Indemnification and Contribution.

     (a) Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act pursuant to Section 2 or 3, the Company will, and
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it hereby does, indemnify and hold harmless, to the extent
permitted by law, each Seller and its affiliates, each Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such Seller or any such underwriter within the meaning of the Securities Act (collectively, the "Seller Indemnitees"), against any and all losses, claims, damages or liabilities, joint or several, and expenses to which they may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof, whether or not such Seller Indemnitee is a party thereto) arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or (b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and the Company will reimburse such Seller Indemnitee for any legal or any other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, liability, action or proceeding, provided that the Company shall not be liable to any Seller Indemnitee in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to the Company by such Sellers specifically for use in such registration statement (including any amendment or supplement thereto and including any preliminary, final or summary prospectus contained therein), and provided further that the Company will not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, under the indemnity agreement in this Section 5(a) with
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respect to any preliminary prospectus or the final prospectus or the final prospectus as amended or supplemented, as the case may be, to the extent that any such loss, claim, damage or liability of such underwriter or controlling Person results from the fact that such underwriter sold Registrable Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus (including any documents incorporated by reference therein) or of the final prospectus as then amended or supplemented (including any documents incorporated by reference therein), whichever is most recent, if the Company has previously furnished copies thereof to such underwriter. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Seller Indemnitee and shall survive the transfer of such securities by any Seller.

     (b) Indemnification by the Sellers. The Company may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with Section 4 herein, that the Company shall have received an undertaking reasonably satisfactory to it from each prospective seller of such Registrable Securities or any underwriter to indemnify and hold harmless the Company and all other prospective sellers and each of their respective affiliates, respective directors and officers or general and limited partners (and the directors, officers, affiliates and controlling Persons thereof) (collectively, the "Company Indemnitees"), in the same manner and to the same extent as set forth in Section 5(a) in respect of the Seller Indemnitees, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with information furnished to the Company by such underwriter, or written information furnished to the Company by such Seller specifically for use in such registration statement (including any amendment or supplement thereto and including any preliminary, final or summary prospectus contained therein).
Such indemnity shall remain in full force and effect regardless
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of any investigation made by or on behalf of the Company or any of the prospective Sellers, or any of their respective affiliates, directors, officers or controlling Persons and shall survive the transfer of such securities by such Seller.

     (c)  Notice of Claims, Etc.   Promptly after receipt by a
Seller Indemnitee or a Company Indemnitee (each, an "Indemnified Party") of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 5, such Indemnified Party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of the Indemnified Party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 5, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, the indemnifying party will be entitled to participate in and to assume control of the defense of such action, including any settlement thereof, provided that the indemnifying party will not agree to any settlement without the prior consent of the Indemnified Party (which consent shall not be unreasonably withheld) unless such settlement requires no more than a monetary payment for which the indemnifying party agrees to indemnify the Indemnified Party and includes a full, unconditional and complete release of the Indemnified Person, provided, however, that the Indemnified Party shall be entitled to take control of the defense of any claim as to which, in the reasonable judgment of the indemnifying party's counsel, representation of both the indemnifying party and the Indemnified Party would be inappropriate under the applicable standards of professional conduct due to actual or potential differing interests between them. After notice has been provided by the indemnifying party to such Indemnified Party of its election to assume the defense of any claim pursuant to this Section 5(c), the indemnifying party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense of such claim. In the event that the indemnifying party does not assume the defense of a claim pursuant to this Section 5(c), the Indemnified Party will have the right to defend such claim by all appropriate proceedings, and will have control of such defense and proceedings, provided that no Indemnified Party shall agree to any settlement without the prior consent of the indemnifying party (which consent shall not be unreasonably withheld) unless the Indemnified Party irrevocably waives its right to indemnity under this Agreement with respect to such settlement. Each Indemnified Party shall, and shall cause their legal counsel to, provide reasonable cooperation to the indemnifying party and its legal counsel in connection with its assuming the defense of any claim, including the furnishing of the indemnifying party with all papers served in such proceeding. In the event that an indemnifying party assumes the defense of an action under this
Section 5(c), then such indemnifying party shall, subject to the provisions of this Section 5, indemnify and hold harmless the Indemnified Party from any and all losses, claims, damages or liabilities by reason of such settlement or judgment.

     (d) Other Indemnification. Indemnification similar to that specified in the preceding subdivisions of this Section 5 (with appropriate modifications) shall be given by the Company and each Seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

     (e) Contribution. If the indemnity provided for in the foregoing paragraphs of this Section 5 is unavailable or insufficient for any reason to hold harmless an Indemnified Party in respect of any losses, claims, damages or liabilities referred to therein, then the indemnifying party, in lieu of indemnifying such Indemnified Party, agrees to contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party on the one hand and the Indemnified Party on the other hand from the sale of securities under such registration statement, (ii) the relative fault of the indemnifying party on the one hand and the Indemnified Party on the other hand in connection with the statements, actions or omissions which resulted in such losses, claims, damages or liabilities and (iii) any other relevant equitable considerations. The relative fault of the indemnifying party on the one hand and of the Indemnified Party on the other hand (i) in the case of an untrue or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact, shall be determined by reference to, among other things, whether such statement or omission relates to information supplied by the indemnifying party or by the Indemnified Party respectively and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and (ii) in the case of any other action or omission, shall be determined by reference to, among other things, whether such action or omission was taken or omitted to be taken by the indemnifying party or the Indemnified Party respectively and the parties' relative intent, knowledge, access to information and opportunity to prevent such action or omission. The parties agree that it would not be just and equitable if contribution pursuant to this Section 5(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding sentences. The amount paid or payable by the Indemnified Party as a result of the losses, claims, damages or liabilities referred to in such sentences shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating, preparing to defend or defending any such action or claim.

     (f) Non-Exclusivity. The obligations of the parties under this Section 5 shall be in addition to any liability which any party may otherwise have to any other party.

Section 6. Holdback Agreement. If any registration (whether or not Registrable Securities are included therein) shall be in connection with an underwritten public offering, the Holder agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any equity securities of the Company, or of any security convertible into or exchangeable or exercisable for any equity security of the Company (in each case, other than as part of such underwritten public offering), within 7 days before or 180 days (or such lesser period as the managing underwriter may permit) after the effective date of such registration, and the Company hereby also so agrees and agrees to use reasonable efforts to cause each other holder of any equity security, or of any security convertible into or exchangeable or exercisable for any equity security, of the Company purchased from the Company (at any time other than in a public offering or pursuant to a stock option or other employee benefit plan of the Company) to so agree.

Section 7. Certain Limitations on Registration Rights. Notwithstanding the other provisions of this Agreement, the Company shall not be obligated to register the Registrable Securities of any Holder (except in accordance with Section 3(a)(II)) unless the Company shall have received, concurrently with any request for registration hereunder, the written opinion of counsel to such Holder (which counsel shall be reasonably satisfactory to the Company and its counsel), stating that the sale or other disposition of such Holder's Registrable Securities, in the manner proposed by such Holder, could not be effected without registering such Registrable Securities under the Securities Act and that such sale or other disposition could not be effected pursuant to Rule 144 (or any successor provision) under the Securities Act or any other registration exemption under the Securities Act.

Section 8.  General Provisions.

     (a)  Governing Law; Consent to Jurisdiction; Service of
Process.   THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED
AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAW PROVISIONS. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY (A) AGREES THAT ANY SUIT, ACTION OR OTHER LEGAL PROCEEDING (COLLECTIVELY, "SUIT") ARISING OUT OF THIS AGREEMENT SHALL BE BROUGHT AND ADJUDICATED IN THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF NEW

YORK, (B) SUBMITS FOR ITSELF AND IN RESPECT OF ITS PROPERTY TO THE JURISDICTION OF ANY SUCH COURT FOR THE PURPOSES OF ANY SUCH SUIT AND (C) WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ANY CLAIM THAT IT IS NOT SUBJECT TO THE JURISDICTION OF THE ABOVE COURTS, THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT IS IMPROPER. EACH OF THE PARTIES ALSO IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO THE SERVICE OF ANY PROCESS, PLEADINGS, NOTICES OR OTHER PAPERS IN A MANNER PERMITTED BY THE NOTICE PROVISIONS OF SECTION 8(d) HEREOF.

     (b)  Remedies   (1)  Each of the Company, on the one hand, and the
Shareowners, on the other, acknowledges and agrees that the other would not have an adequate remedy at law for money damages in the event that any of the covenants or agreements in this Agreement of such party were not performed in accordance with its terms, and it is therefore agreed that each of the Shareowners and the Company, in addition to and without limiting any other remedy or right such party may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, subject to Section 8(a), enjoining any such breach and enforcing specifically the terms and provisions hereof. Each of the Shareowners and the Company hereby waive any and all defenses they may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief.

          (ii) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

     (c) Joint and Several Obligations. All of the covenants, agreements and obligations of the Shareowners hereunder shall be joint and several.

     (d) Notices. All notices, demands, requests, certificates or other communications under this Agreement and all legal process in regard hereto shall be in writing and shall be decreed to be validly given, made or served when delivered personally or deposited in the U.S. mail, postage prepaid, for delivery by express, registered or certified mail, or delivered to a recognized overnight courier service guaranteeing next Business Day delivery, addressed as follows:

     If to the Company:

          Frontier Corporation
          180 South Clinton Avenue
          Rochester, New York  14646
          Attn:  Louis L. Massaro, Corporate Vice President

     With required copies to:

          Frontier Corporation
          180 South Clinton Avenue
          Rochester, New York  14646
          Attn:  Helen A. Zamboni, Corporate Counsel

          Simpson Thacher & Bartlett
          425 Lexington Avenue
          New York, New York  10017-3909
          Attn:  Richard I. Beattie

     If to Steven C. Simon:

          Steven C. Simon
          1300 Nicollet Avenue
          Suite 218
          Minneapolis, Minnesota  55403

     With a required copy to:

          Maun & Simon, PLC
          2900 Norwest Center
          90 South Seventh Street
          Minneapolis, Minnesota  55402-4133
          Attn:  Albert A. Woodward

     If to James J. Weinert:

          James J. Weinert
          1300 Nicollet Avenue
          Suite 218
          Minneapolis, Minnesota  55403

     With a required copy to:

          Maun & Simon, PLC
          2900 Norwest Center
          90 South Seventh Street
          Minneapolis, Minnesota  55402-4133
          Attn:  Albert A. Woodward

     Notices to be given to any other Shareowner shall be sent or delivered to the address of such other Shareowner as shown in the stock record book of the Company, or to such other address as any of the above shall have specified in a notice given pursuant to this Section 8(d) to all of the others above.

     Any notice delivered after business hours or on a Saturday, Sunday or legal holiday shall be deemed for purposes of computing any time period hereunder to have been delivered on the next
Business Day.

     (e) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The parties agree that they will use their best efforts at all times to support and defend this Agreement.

     (f) Amendments. This Agreement may be amended only by an agreement in writing signed by all of the parties hereto.

     (g) Descriptive Headings. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

     (h) Counterparts. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, bears the signatures of each of the parties hereto. This Agreement may be executed in any number of counterparts, each of which shall be an original as against the party whose signature appears thereon, or on whose behalf such counterpart is executed, but all of which taken together shall be one and the same statement.

     (i) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the parties hereto, provided that a Shareowner may not assign any of his rights or obligations hereunder to any Person without the prior written consent of the Company. Notwithstanding the foregoing, the Company's consent shall not be required in connection with the assignment of this Agreement to the estate of a Shareowner, provided that such estate shall be a "Shareowner" for all purposes of this Agreement as if such estate were an original signatory hereto and shall be legally bound by all the terms of this Agreement.

     IN WITNESS WHEREOF, the parties hereto intending to be legally bound have duly executed this Agreement, all as of the day and year first above written.

FRONTIER CORPORATION


By:  /s/Louis L. Massaro
    --------------------------
     Louis L. Massaro
     Corporate Vice President

  /s/Steven C. Simon
- -------------------------------
     Steven C. Simon


  /s/James J. Weinert
- -------------------------------
     James J. Weinert